                                                                                                                                    Exhibit 10.1

CREDIT AND SECURITY AGREEMENT

between

HANCOCK BANK, a Mississippi state chartered bank, “Lender”

and

UNILENS CORP. USA, a Delaware corporation

UNILENS VISION SCIENCES INC., a Delaware corporation

(collectively the “Borrower”)

UNILENS VISION INC., a Delaware corporation

(the “Guarantor”)

Dated as of May 17, 2012

TABLE OF CONTENTS

EXHIBITS AND SCHEDULES

CREDIT AND SECURITY AGREEMENT

This CREDIT AND SECURITY AGREEMENT is made as of the __ day of ____________, 2012, by and between HANCOCK BANK, a Mississippi state chartered bank (“Lender”) with offices at 100 Second Avenue North, Suite 200, St. Petersburg, Florida 33701, UNILENS CORP. USA, a Delaware corporation (“Unilens”), with its principal executive offices located at and having a mailing address of 10431 72nd Street North, Largo, Florida  33777, and UNILENS VISION SCIENCES INC., a Delaware corporation (“UVSI”), with its principal executive offices located at 1007 Orange Street, Suite 1410, Nemoors Building, Wilmington, Delaware 19801 (Unilens and UVSI, jointly and severally, will be sometimes collectively referred to below as the “Borrower”), and UNILENS VISION INC., a Delaware corporation, with its principal executive offices located at and having a mailing address of 10431 72nd Street North, Largo, Florida 33777 (the “Guarantor”).  The Borrower and Guarantor will be collectively referred to herein as the “Borrower Group”.

W I T N E S S E T H:

WHEREAS, Borrower Group desires to borrow from Lender, and Lender is willing to make a loan or loans to Borrower Group, upon the terms and conditions set forth herein.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extension of credit heretofore, now or hereafter made by Lender to Borrower Group, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                  GENERAL DEFINITIONS.

1.1             General Terms. When used herein, the following terms shall have the following meanings:

Account(s):  any and all accounts, contract rights, chattel paper, instruments and documents, including, without limitation, any right to payment for goods sold or leased or services rendered, whether now owned or hereafter acquired by Borrower Group.

Account Debtor:  any Person who is, or who may become, obligated to Borrower Group under, with respect to, or on account of, an Account.

Affiliate:  any Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least 10% of the outstanding capital stock having ordinary voting power to elect the board of directors (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have, or might have, voting power by reason of the happening of any contingency) of Borrower Group or any subsidiary, or which otherwise controls, is controlled by or is under common control with, Borrower Group, or any stockholder of Borrower Group, or any Subsidiary or any Person which controls any stockholder of Borrower Group.  For the purpose of this definition, “control” means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

Agreement:  this Credit and Security Agreement, together with any and all amendments, modifications, extensions, substitutions and renewals hereof.

Borrowing Base:  the maximum amount of the Revolving Credit Facility which may be outstanding at any time pursuant to Section 2.3 hereof.

Borrowing Base Certificate:  the form of Certificate attached hereto as Exhibit “B”.

Business Day:  any day on which the Lender’s offices in St. Petersburg, Florida are open for business.  Unless specifically denoted “Business Days” herein, references to “days” shall mean calendar days.

Closing Date:  the date on which this Agreement is accepted by Lender as evidenced by its due execution hereof whether or not any loans or advances are made pursuant to this Agreement on such date.

Code:  Chapter 679 of the Uniform Commercial Code of the State of Florida.

Collateral: all of the personal property and interests in personal property described in Section 7 hereof and in the Other Agreements and all other property and interests in property which shall, from time to time, secure payment of the Indebtedness.

EBITDA:  Borrower Group’s earnings before interest expense, taxes, depreciation and amortization expense.

Equipment: shall mean all equipment and machinery of the Borrower Group wherever located, whether now or hereafter existing or acquired, together with all parts, accessories, attachments, additions, replacements, accessions, substitutions, increases, products and proceeds thereof in any form.

ERISA:  the Employee Retirement Income Security Act of 1974, as amended to the date hereof and from time to time hereafter, and any successor statute.

Financials:  those audited and unaudited financial statements of Borrower Group for the periods ended June 30, 2008, June 30, 2009, June 30, 2010, June 30, 2011 and December 31, 2011, which have previously been delivered to Lender.  The audited financial statements of Borrower Group have been certified by the applicable party’s Chief Financial Officer as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly representing the assets, liabilities and financial condition and results of operations of Borrower Group, without qualification.

General Intangibles:  any and all general intangibles, whether now owned or hereafter created or acquired by Borrower Group, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower Group to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

Guarantor: Unilens Vision Inc., a Delaware corporation, and any and all existing or future Subsidiaries of each entity comprising the Borrower Group.

Guaranty:  the Continuing Guaranty given by Guarantor to Lender dated as of the date hereof, together with any and all amendments, modifications, extensions, substitutions and renewals thereof.

Indebtedness:  all of Borrower Group’s liabilities, obligations and indebtedness to Lender of any and every kind and nature (including, without limitation, principal, interest, charges, expenses, attorneys’ and paralegals’ fees and other sums chargeable to Borrower Group by Lender and future advances made to or for the benefit of Borrower Group), whether arising under this Agreement or under any of the Other Agreements, under the Merchant Loan Documents, Revolving Line of Credit Note, or Term Note, or acquired by Lender from any other source or otherwise, whether heretofore, now or hereafter owing, arising, due or payable from Borrower Group to Lender, whether as drawer, maker, endorser, guarantor, surety or otherwise and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or liquidated or otherwise, including obligations of performance.

Inventory:  any and all goods which are, or may at any time be, goods held for sale or lease or furnished under contracts of service or raw materials, work-in-process or materials used or consumed in Borrower Group’s business, wheresoever located and whether now owned or hereafter created or acquired by Borrower Group, including, without limitation, all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Borrower Group.

Liabilities:  all liabilities, obligations and indebtedness of any and every kind and nature (including, without limitation, liabilities, obligations and indebtedness to trade creditors) whether heretofore, now or hereafter owing, arising, due or payable from Borrower Group or any Subsidiary to any Person and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, matured, liquidated or otherwise.  Without in any way limiting the generality of the foregoing, Liabilities specifically includes (i) all indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse; (ii) all obligations or liabilities of any Person that are secured by any Lien upon property owned by Borrower Group or a Subsidiary, even though Borrower Group or such Subsidiary has not assumed or become liable for the payment thereof; (iii) all obligations or liabilities created or arising under any lease of real or personal property or conditional sale or other title retention agreement with respect to property used or acquired by Borrower Group or a Subsidiary, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; (iv) all unfunded pension fund obligations and liabilities; and (v) deferred taxes.

Lien:  any mortgage, pledge, security interest, encumbrance, lien, charge or claim upon property of any kind, whether or not voluntarily given (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

Merchant Loan:  a business credit card line of credit available to Borrower Group in the principal amount of $250,000.00, as described and governed by Lender’s Standard Business Credit Card Terms, which are incorporated herein by this reference.

Merchant Loan Documents:  all documents and instruments that evidence and secure the Merchant Loan.

Opinion of Counsel:  an opinion or opinions of counsel, who may be counsel for Borrower and Guarantor, satisfactory to Lender.

Other Agreements:  all Supplemental Documentation and all agreements, instruments and documents, including, without limitation, the Revolving Line of Credit Note, the Term Note, Merchant Loan Documents, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower Group with respect to, or in connection with, this Agreement, together with any and all amendments, modifications, extensions, substitutions and renewals thereof.

Person: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

Plan:  any employee benefit plan of Borrower Group or any Subsidiary, as defined in Section 3(3) of ERISA, including, without limitation, any multi-employer plan or any employee welfare benefit plan which is maintained or has been maintained pursuant to a collective bargaining agreement to which two or more unrelated employers contribute and in respect of which Borrower Group or any Subsidiary is an “employer” as defined in Section 3(5) of ERISA.

Prior Security Interest:  a valid and enforceable perfected first priority security interest under the Code which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute.

Qualified Accounts:  those Accounts which Lender in its sole and absolute discretion determines have met all of the following minimum requirements:

(a)                such Account represents a complete bona fide transaction for goods sold and delivered or services rendered (excluding any amounts in the nature of a service charge added to the amount due on an invoice because the invoice has not been paid when due) which requires no further act under any circumstances on the part of Borrower Group to make such Account payable by the Account Debtor and which arises from an arm’s-length transaction in the ordinary course of Borrower Group’s business between Borrower Group and Account Debtors which are not Affiliates or employees of Borrower Group;

(b)               such Account shall not: (A) be unpaid more than ninety (90) days after the original invoice date; or (B) have a concentration beyond 20%; (C) be payable from an Account Debtor whose Accounts have more than 20% over 90 days from the original invoice date; or (D) be “bank sales”, equal to the balance of 70% of “deferred sales” at any month end, for prior 3 months;

(c)                the goods, the sale of which gave rise to such Accounts, were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a  sale or return basis, or on the basis of any other similar understanding, and no part of such goods has been returned or rejected;

(d)               such Account is not evidenced by chattel paper or an instrument of any kind;

(e)                the Account Debtor with respect to such Account is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on the business of such Account Debtor or is not, in the sole discretion of Lender, deemed by Lender to be ineligible for credit for other reasons;

(f)                the Account Debtor is not located outside of the continental United States of America or Canada;

(g)               such Account is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any dispute, condition, contingency, offset, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such Account Debtor, and no trusts exist which may provide a basis for any of the foregoing in the present or future;

(h)               such Account is not subject to any other Lien, claim, encumbrance or security interest whatsoever;

(i)                 such Account is evidenced by an invoice or other documentation in form acceptable to Lender and arises from a contract which is in form and substance satisfactory to Lender;

(j)                 Borrower Group has observed and complied with all laws of the state in which the Account Debtor or the Account is located which, if not observed and complied with, would deny to the Borrower Group access to the courts of such state;

(k)               such Account is not subject to any provision prohibiting its assignment or requiring notice of, or consent to, such assignment;

(l)                 the goods giving rise to such Account were not, at the time of sale thereof, subject to any Lien or encumbrance other than Lender’s security interest;

(m)             such Account is payable in freely transferable United States Dollars; and

(n)               such Account is not determined by Lender to be unqualified for any other reason generally accepted in the commercial finance business, including, without limitation, any sums retained by Account Debtors pursuant to contracts with Borrower Group.

Qualified Accounts – B&L:  those Qualified Accounts (which for this purpose only shall exclude the requirement set forth in Clause (B) of subparagraph (b) of the definition of Qualified Account above) that are payable to Borrower Group by or from Bausch & Lomb, Incorporated.

Qualified Inventory:  finished goods consisting of customized, specialty contact lens products; raw materials and supplies; but excluding any work in process, obsolete inventory, inventory not in the possession of Borrower Group and goods which have been shipped, delivered, provided to, purchased or sold by the Borrower Group on a bill and hold basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or other similar understanding other than an absolute sale, all as determined from time to time by Lender.  Qualified Inventory shall not  include work-in-progress, polymacon mould and tape rings, raw materials, shipping and packaging supplies, and other standard deductions, as determined from time to time by Lender.  Further, Qualified Inventory will be reduced by a factor of 10.3% to adjust for Borrower Group’s perpetual overstatement for capitalized warehouse space.

Revolving Credit Loan Maturity Date:  February 1, 2013

Revolving Line of Credit Note:  the Revolving Line of Credit Note made by Borrower Group to Lender dated as of the date hereof, together with any and all amendments, modifications, extensions, substitutions and renewals thereof.

Stock:  all shares, options, equity interests, participations or other equivalent interests (howsoever designated) of or in a corporation, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, to any one or more or all of the foregoing.

Subsidiary:  any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower Group and/or one or more Subsidiaries.

Supplemental Documentation:  agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignments of accounts, schedules of accounts assigned, mortgages, landlord’s and mortgagee’s waivers, and other written matter necessary or reasonably requested by Lender to perfect and maintain and continue Lender’s Lien in the Collateral or to monitor or administer the Revolving Credit Loan, together with any and all amendments, modifications, extensions, substitutions and renewals thereof.

Term Loan Maturity Date:  the date which is sixty (60) months from the date of the Term Note.

Term Note:  the Term Note made by Borrower Group to Lender dated as of the date hereof, together with any and all amendments, modifications, extensions, substitutions and renewals thereof.

            1.2       Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings ascribed to them by the Code to the extent the same are used or defined therein. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles.

2.                  REVOLVING CREDIT FACILITY.

            2.1       Revolving Credit Facility; Maximum Amount; Use of Proceeds; Advance Period. Subject to the terms and conditions hereof, and in reliance on the representations and warranties herein set forth and in the financial reports and other materials heretofore delivered to Lender, Lender agrees to make available for Borrower’s use a revolving credit facility (“Revolving Credit Facility”) pursuant to which Lender shall from time to time make advances to Borrower, on a revolving basis (“Revolving Line of Credit Loan”). The aggregate principal amount of all advances under the Revolving Credit Loan at any one time outstanding shall not exceed the lesser of: (a) One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (“Facility Cap”); or (b) the amount determined pursuant to the Borrowing Base formula set forth in Section 2.3 hereof. The Revolving Credit Loan shall be used by Borrower to pay off Borrower’s existing revolving line of credit loan to Regions Bank. Thereafter, the proceeds will be used only for purposes of working capital which are legal and proper corporate purposes and which are consistent with all applicable laws and statutes. Lender’s obligation to make advances under the Revolving Credit Loan shall be in effect beginning on the date hereof and shall continue until the Revolving Credit Loan Maturity Date (“Revolving Credit Facility Term”). To request an advance under the Revolving Credit Loan, Borrower shall submit an Advance Ticket, in the form attached as Exhibit A, via facsimile to Lender at (727) 388-3292. Provided Borrower submits such request prior to 2:00 p.m. eastern standard time on a Business Day, such requested advance shall be made on the same Business Day. Any request received after 2:00 p.m. eastern standard time shall be funded by Lender on the next Business Day. Each Advance Ticket shall be signed by an authorized person of Borrower 0as noted in the Borrower’s resolution.

            2.2       Revolving Line of Credit Note. The Revolving Line of Credit Loan shall be evidenced by a single Revolving Line of Credit Note, payable to the order of the Lender, dated as of the date hereof.

2.3       Borrowing Base. The aggregate principal amount of all advances under the Revolving Credit Loan outstanding at any time to Borrower shall not exceed the lesser of: (a) $1,500,000.00 or (b) a sum equal to the following: (i) 85% of Qualified Accounts – B&L (excluding the reserve for returns); plus (ii) 75% of Qualified Accounts (excluding the reserve for returns); plus (iii) 50% of Qualified Inventory.

            2.4      Borrowing Base Certificate. Not less than thirty (30) days from the end of each calendar month during the term of the Revolving Line of Credit Loan, Borrower shall provide to Lender a Borrowing Base Certificate in the form attached hereto as Exhibit “B”, indicating the amount of Qualified Accounts, Qualified Accounts – B&L, and Qualified Inventory, all in a format acceptable to Lender, together with such backup materials and documentation as Lender shall require. Each Borrowing Base Certificate shall be certified true and correct by the Chief Financial Officer of Borrower. Provided however, at any time while the Revolving Line of Credit Loan has a $0.00 balance, and when Borrower does not intend to use the Revolving Line of Credit Loan during the next following calendar quarter, the Borrowing Base Certificate can be provided to Lender quarterly, not monthly.

            2.5      Other Limitations.  Lender shall have no obligation to make any advances under the Revolving Credit Loan if at the time there exists an Event of Default or an event which, with notice, lapse of time or the happening of any further condition, event or act, including the making of such loan, or any combination of the foregoing, would constitute an Event of Default, or if after the giving thereof, the limit on advances in Section 2.3 would be exceeded, or after termination of this Agreement.

3.                  TERM LOAN AND MERCHANT LOAN.

            3.1      Term Loan; Maximum Amount, Use of Proceeds. Subject to the terms and conditions hereof and in reliance on the representations and warranties set forth herein, and in the financial reports and other materials heretofore delivered to Lender, the Lender agrees to make an advance under the Term Loan to the Borrower Group on or about the date hereof, to pay off term debt of Borrower Group to Regions Bank in the outstanding principal amount of $3,500,000.00.

            3.2      Term Note.  The Term Loan shall be evidenced by a Term Note, dated as of the date hereof.

            3.3       Merchant Loan. The Merchant Loan will be used as a business credit card line of credit facility, and will be used by the Borrower Group for furtherance of Borrower Group’s business purposes.

4.                  CONDITIONS PRECEDENT.

            4.1       Conditions Precedent to Advances. Notwithstanding any other provision of this Agreement or the Other Agreements and without affecting in any manner the rights of Lender under this Agreement, it is understood and agreed that Lender shall have no obligation to make any advance under this Agreement unless and until the following conditions have been, and continue to be, satisfied, all in form and substance satisfactory to Lender and its counsel:

(a)                Lender shall have received, on or prior to the Closing Date, the following documents:

(i)                 the Revolving Line of Credit Note, duly executed and delivered;

(ii)               the Term Note, duly executed and delivered;

(iii)             the Guaranty, duly executed and delivered;

(iv)             the Merchant Loan Documents, duly executed and delivered;

(v)               certified copies of the Certificates of Incorporation, Bylaws and evidence of good standing of each party comprising the Borrower Group in each state in which it is required to be qualified to do business;

(vi)             certified copies of the resolutions of the Board of Directors of each of the parties comprising the Borrower Group (a) authorizing the Revolving Credit Facility and Term Loan and (b) authorizing execution and delivery of this Agreement and the Other Agreements by officers of the Borrower Group;

(vii)           certificates of the secretary of each party comprising the Borrower Group certifying to the Lender the names of its officers, the offices that each holds and the authenticity of their signatures;

(viii)         opinion of Baker & Hostetler LLP, counsel for the Borrower Group, dated as of the Closing Date, with respect to the transactions contemplated in form and substance satisfactory to Lender;

(ix)             copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of Lender on the Collateral and evidence in a form acceptable to Lender that such Lien constitutes a valid and perfected Prior Security Interest;

(x)               the Other Agreements, duly executed and delivered; and

(xi)             a Borrowing Base Certificate in form satisfactory to Lender.

(b)               Borrower Group shall have executed and delivered such documents and instruments as have been requested by Lender in order to create, continue or perfect a Prior Security Interest and First Lien in favor of Lender on the Collateral (except liens described on Schedule I  hereto) for the purpose of securing payment of the Indebtedness, and any and all recording and other taxes in connection therewith shall have been paid by Borrower Group;

(c)                the representations and warranties contained herein shall be true on and as of the Closing Date, and there shall exist on the Closing Date no Event of Default and no event which, with notice, lapse of time or the happening of any further condition, event or act, or any combination of the foregoing, would constitute an Event of Default;

(d)               insurance complying with Section 9.5 hereof shall be in full force and effect and, on or before the Closing Date, Borrower Group shall have delivered to Lender one or more certificates of insurance broker(s) satisfactory to Lender, setting forth the insurance obtained in accordance with such Section and stating that such insurance is in full force and effect, all premiums then due thereon have been paid and the insurance policies relating thereto comply with Section 9.5 hereof;

(e)                the advances on the terms and conditions herein provided (including the use by Borrower Group of the proceeds of the advances) shall not violate any applicable law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) and shall not subject Lender to tax (other than income and franchise taxes) and Lender shall have received such certificates or other evidence as Lender may request to establish compliance with this condition; and

(f)                all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be in substance and form satisfactory to Lender and its counsel, and Lender and its counsel shall have received all such counterpart originals or certified or other copies of such documents as Lender or its counsel may reasonably request.

5.                  FEES.

            5.1       Fees. In addition to interest and other charges and costs to be paid by Borrower Group to Lender pursuant to this Agreement and the Other Agreements, on or before the Closing, Borrower Group pay to Lender a commitment fee in the amount of TWENTY-ONE THOUSAND TWO HUNDRED FIFTY AND NO/100 DOLLARS ($21,250.00).

6.                  DEFAULT RATE; MAXIMUM RATE; OTHER PAYMENT TERMS.

            6.1       Default Rate. Upon any Event of Default, and continuing until the Event of Default is cured, the interest rate applicable to the outstanding principal of the Revolving Line of Credit Loan and of the Term Loan and all other Indebtedness shall automatically increase to eighteen percent (18%) per annum (the “Default Rate”).

            6.2       Maximum Interest Rate. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under applicable state and federal law. In the event that Lender has received interest hereunder in excess of the highest allowed rate, Lender shall promptly refund such excess interest to Borrower Group.

            6.3       Payments. All payments to Lender shall be payable at Lender’s address set forth in Section 11.10 hereof or at such other place or places as Lender may designate from time to time in writing to Borrower Group.

            6.4       Costs, Fees and Expenses. Costs, fees, expenses and all other payments due Lender for which a due date is not expressed pursuant to this Agreement and the Other Agreements shall be payable on demand provided; however, Lender may, at its option, cause such costs, fees, expenses and other payments to be paid by charging such payment as an advance against the Revolving Credit Facility.

            6.5        Mandatory Prepayment.   In the event that the aggregate principal amount of the Revolving Credit Loan outstanding at any time exceeds the Borrowing Base, Borrower Group shall immediately notify Lender of such deficiency and Borrower Group shall immediately make payment to Lender for application against the outstanding principal of the Revolving Credit Loan in the amount required to cause the principal balance of the Revolving Credit Loan to be equal to or less than the Borrowing Base.

            6.6       Collections; Lender's Right to Notify Account Debtors. Borrower Group hereby authorizes Lender at any time or times following an Event of Default by Borrower Group, to (i) notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and (ii) direct such Account Debtors to make all payments due from them to Borrower Group upon the Accounts directly to Lender or to a lockbox designated by Lender. Lender shall promptly furnish Borrower Group with a copy of any such notice sent. Any such notice, in Lender’s sole discretion, may be sent on Borrower Group’s stationery, in which event Borrower Group shall co-sign such notice with Lender. To the extent that any law or custom or any contract or agreement with any Account Debtor requires notice to, or the approval of, the Account Debtor in order to perfect such assignment of, and security interest in, Accounts, Borrower Group agrees to give such notice or obtain such approval.

            6.7                Late Charge. If any payment is 10 or more days late, Borrower Group will be charged a late fee equal to 5.00 % of the unpaid portion of the regularly scheduled payment.

7.                  COLLATERAL: GENERAL TERMS.

            7.1       Security Interest in Personal Property. To secure the prompt payment to Lender of the Indebtedness, including but not limited to the Revolving Line of Credit Loan, the Term Loan, the Merchant Loan, and the Guaranty, together with all costs, expenses and fees payable by Borrower Group hereunder, Borrower Group hereby grants to Lender a continuing security interest in and to all of the following property and interests in property of Borrower Group, whether now owned or existing, hereafter acquired or arising, or in which Borrower Group now or hereafter has any rights, and wheresoever located:

(a)                Accounts;

(b)               Inventory;

(c)                General Intangibles;

(d)               Contract rights, chattel paper, instruments and documents;

(e)                Investment properties, securities and securities accounts;

(f)                Equipment;

(g)               All monies, residues and property of any kind of Borrower Group now or at any time hereafter in the possession or under the control of Lender or a bailee of Lender;

(h)               All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring the aforesaid collateral and documents covering the aforesaid collateral, all property received wholly or partly in trade or exchange for such collateral, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of such items or any interest therein whether or not they constitute “proceeds” as defined in the Uniform Commercial Code; and

(i)                 All books, records, documents and ledger receipts of Borrower Group pertaining to any of the foregoing, including, without limitation, customer lists, credit files, computer records, computer programs, storage media and computer software used or acquired in connection with generating, processing and storing such books and records or otherwise used or acquired in connection with documenting information pertaining to the aforesaid collateral.

             7.2       Special Collateral. Immediately upon Borrower Group’s receipt of that portion of the Collateral which is or becomes evidenced by an agreement, instrument and/or document, including, without limitation, promissory notes, trade acceptances, documents of title and warehouse receipts (the “Special Collateral”), Borrower Group shall deliver the original thereof to Lender, together with appropriate endorsements or other specific evidence (in form and substance acceptable to Lender) of assignment thereof to Lender. To the extent that Article 9 of the Code does not govern the creation and/or perfection of the Prior Security Interest of Lender intended to be created hereunder, Borrower Group agrees to execute and deliver such further documents and instruments as Lender may from time to time request in order to, in the opinion of Lender’s counsel, adequately create and fully perfect such first priority Lien with respect to such property.

             7.3              Further Assurances. At Lender’s request, Borrower Group shall execute and deliver to Lender, at any time hereafter, all Supplemental Documentation that Lender may reasonably request, in form and substance acceptable to Lender, and pay the costs of any recording or filing of the same.  Borrower Group agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

             7.4               Verification of Accounts; Inspection; Audit. Any of Lender’s officers, employees or agents, or any engaged vendor of Lender shall have the right, at any time hereafter, in Lender’s name or in the name of Borrower Group, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise.  Lender (by any of its officers, employees, agents, or engaged vendors) shall have the right, upon three (3) days prior notice, during Borrower Group’s usual business hours, to inspect the Collateral and all records related thereto (and to make extracts from such records) and shall have access to the premises upon which any of the Collateral is located, and the right, at any time, to discuss the Collateral with any attorney, accountant, Account Debtor or creditor of Borrower Group, at the expense of Borrower Group.

             7.5               Records and Schedules of Accounts.   Borrower Group shall, within thirty (30) days after the end of each month from and after the date hereof, deliver to Lender, in form and substance acceptable to Lender, a detailed, customary aged trial balance of all then-existing Accounts (“Schedule of Accounts”).  Borrower Group shall keep accurate and complete records of its Accounts, specifying in each case the names, addresses, face amounts and dates of invoice(s) for each Account Debtor obligated on an Account so listed, copies of proof of delivery, customer statements and repayment histories and present status reports, relating to the Accounts so scheduled and shall provide such information to Lender upon request of Lender.

 7.6              Records and Schedules of Inventory. With respect to Inventory, Borrower Group shall keep correct and accurate daily records, itemizing and describing the kind, type, quality and quantity of Inventory, Borrower Group’s costs therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto, and shall furnish to Lender current schedules of Inventory within thirty (30) days after the end of each month from and after the date hereof (“Schedule of Inventory”), supported by copies of its perpetual inventory records and such other documents as Lender may from time to time request.

Failure by Borrower Group to timely provide any of the foregoing documentation or information to Lender will constitute an Event of Default hereunder.

 7.7              Notices Regarding Disputed Accounts. In the event any amounts due and owing in excess of $50,000.00 are in dispute between any Account Debtor and Borrower Group, Borrower Group shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts required pursuant hereto, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.  Borrower Group will in any event notify Lender if Borrower Group receives notice that an Account Debtor intends to revoke acceptance of any goods accepted by the Account Debtor, such notice to be given to Lender within one (1) Business Day after Borrower Group receives notice of such intention to revoke.

 7.8              Returns of Inventory. Borrower Group shall not accept any returns of Inventory the sale of which generated Accounts on which the Account Debtor is then obligated to pay an amount in excess of $100,000.00 in the aggregate on any single day without the prior written consent of Lender.  With respect to any other return or attempted return of Inventory, Borrower Group shall notify Lender of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory.

 7.9              Rights of Set Off. To the extent permitted by applicable law, Borrower Group hereby grants to Lender and Lender reserves a right of setoff in all Borrower Group’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower Group holds jointly with someone else and all accounts Borrower Group may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower Group authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this Section 7.9.

8.                  WARRANTIES AND REPRESENTATIONS.

            8.1      General Warranties and Representations. Borrower Group warrants and represents that:

(a)                Each party comprising the Borrower Group and each Subsidiary is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified or licensed to do business and is in good standing in all other countries, states and provinces the laws of which require each Borrower Group and each Subsidiary to be so qualified or licensed except where the failure to so qualify would not have a material adverse effect on the business, property or financial condition of Borrower Group or a Subsidiary;

(b)               Borrower Group has good, indefeasible and merchantable title to, and ownership of, the Collateral free and clear of all Liens except those of Lender and those, if any, described on Schedule I;

(c)                neither Borrower Group nor any Subsidiary is a party to any contract or agreement or subject to any charge, corporate restriction, judgment, decree or order adversely affecting its business, property, assets, operations or condition, financial or otherwise, or is a party to any labor dispute which would have a material adverse effect on the assets, operations or financial condition of Borrower Group or a Subsidiary, or on the Collateral; there are no strikes, lockouts or walkouts relating to any labor contracts of Borrower Group or any Subsidiary and no such contract is scheduled to expire within the Revolving Credit Facility Term;

(d)               neither Borrower Group nor any Subsidiary is in violation of any applicable statute, regulation or ordinance of any governmental authorities having jurisdiction over their activities, or of any order, writ, injunction or decree or any court or any Federal, state, municipal or other governmental authority, which would in any respect adversely affect the Collateral or their business, property, assets, operations or condition, financial or otherwise;

(e)                neither Borrower Group nor any Subsidiary is in default with respect to any indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to the borrowing of monies to which any of them is a party or by which any of them is bound;

(f)                neither Borrower Group nor any Subsidiary has received notice to the effect that it is not in full compliance with any of the requirements of ERISA, and the regulations promulgated thereunder and, to the best of its knowledge, there exists no event described in Section 4043(3) thereof (“Reportable Event”);

(g)               Borrower Group and each Subsidiary have filed all federal, state and local tax returns and other reports required by law to be filed and have paid, to the extent due and payable, all taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to the Collateral, the Indebtedness, employees, payroll, income and gross receipts, ownership or use of any of their assets, and any other aspect of their business or financial affairs, as the case may be (collectively, the “Charges”), except any Charges being contested in good faith and by appropriate proceedings; and the accruals and reserves in the books of Borrower Group and each Subsidiary in respect of federal taxes are adequate and neither Borrower Group nor any Subsidiary has knowledge of any unpaid assessments for additional federal or state taxes for any fiscal period;

(h)               the Collateral and Borrower Group’s books and records, including, without limitation, computer programs, printouts and other computer materials and records concerning the Collateral, are at the addresses for Borrower Group set forth herein;

(i)                 Each party comprising the Borrower Group is organized and incorporated under the laws of the State of Delaware and, since their respective dates of incorporation, have not been known under or used as any other corporate or fictitious name;

(j)                 Borrower Group has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Other Agreements to which it is a party, and the officers executing and delivering this Agreement and such Other Agreements on behalf of Borrower Group are duly authorized and empowered to do so;

(k)               the execution, delivery and performance by Borrower Group of this Agreement and the Other Agreements will not, by the lapse of time, the giving of notice, the happening of any further condition, event or act or otherwise, constitute a violation of any applicable law or a breach of any provision contained in Borrower Group’s respective Certificates of Incorporation and/or By-Laws and of each party comprising the Borrower Group and/or contained in any agreement, instrument or document to which Borrower Group is now a party or by which Borrower Group is bound;

(l)                 this Agreement, the Revolving Line of Credit Note, the Term Note, the Merchant Loan, the Guaranty, and the Other Agreements are legal, valid and binding obligations of Borrower Group (as applicable), enforceable in accordance with their respective terms;

(m)             Borrower Group and each Subsidiary have, and are current and in good standing with respect to, all governmental approvals, permits, certificates, inspections, consents and franchises necessary to continue to conduct their respective businesses as heretofore conducted and to own or lease and operate the properties now owned or leased by them; and no authorization, consent or approval of any federal, state, municipal or other governmental regulatory authority is required in connection with either the execution and delivery by Borrower Group of this Agreement, the Revolving Line of Credit Note, the Term Note, the Merchant Loan, the Guaranty, or the Other Agreements to which Borrower Group is a party, or the performance of its obligations thereunder;

(n)               (i) Borrower Group has sufficient capital to carry on all businesses and transactions in which it now engages or is about to engage, is not insolvent and will continue to be solvent after the execution of this Agreement and the Other Agreements to which it is a party and the creation of the Lien on the Collateral pursuant to this Agreement and is able to pay its debts as they mature, and (ii) each Subsidiary has sufficient capital to conduct its financial affairs and the transactions in which it now engages or is about to engage, is not insolvent and will continue to be solvent after the execution of this Agreement or any Other Agreement to which it is a party, and is able to pay its debts as they mature;

(o)               the Financials have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the assets, liabilities and financial condition and results of operations of Borrower Group at, and as of, the date thereof; there are no material liabilities, direct or indirect, fixed or contingent, of Borrower Group which are not reflected in the Financials nor omissions of other facts or circumstances which are or may be material, and there has been no material and adverse change in the assets, liabilities or financial condition of Borrower Group since the date of the Financials; there exists no equity or long term investments in, or outstanding advances to, any Person not reflected in the Financials; there is no litigation or bankruptcy or governmental actions or proceedings which are pending, or to the best of Borrower Group’s knowledge, threatened, against Borrower Group or any Subsidiary which might result in any adverse change in Borrower Group’s or a Subsidiary’s financial condition or adversely affect their operations, assets or the Collateral; except for trade payables arising in the ordinary course of business since the dates reflected in the Financials and except as disclosed on Schedule II  attached hereto and made a part hereof and in the Financials, Borrower Group has no actions or proceedings pending and no Liabilities outstanding and has not guaranteed the obligations of any other Person;

(p)               Borrower Group’s execution and delivery of this Agreement or any of the Other Agreements does not directly or indirectly violate or result in a violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System and Borrower Group does not own or intend to purchase or carry any “margin security”, as defined in said Regulations;

(q)               neither this Agreement nor the Other Agreements nor any other documents, certificates or statements furnished to Lender by or on behalf of Borrower Group or any Subsidiary contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading, and there are no facts known to Borrower Group which materially or adversely affect, or in the future may so affect, their business, operations, properties, assets or financial condition.

           8.2        Account Warranties and Representations.With respect to its Accounts, Borrower Group warrants and represents to Lender that Lender may rely, in determining which Accounts listed on any Schedule of Accounts and/or Borrowing Base Certificate are Qualified Accounts, on all statements or representations made by Borrower Group on or with respect to any such Schedule and, unless otherwise indicated in writing by Borrower Group, that:

(a)                they are genuine, are in all respects what they purport to be, are not evidenced by a judgment and are evidenced by only one, if any, executed original instrument, agreement, contract or document, which has been delivered to Lender;

(b)               they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

(c)                the face amounts shown on any Schedule of Accounts provided to Lender and all invoices and statements delivered to Lender with respect to any Account are actually and absolutely owing to Borrower Group and are not contingent for any reason;

(d)               to the best of Borrower Group’s knowledge, there are no setoffs, counterclaims or disputes existing, made or asserted with respect thereto and Borrower Group has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances allowed by Borrower Group in the ordinary course of its business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face amount of the invoices to which such discounts or allowances relate;

(e)                to the best of Borrower Group’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the invoice face amount shown on any Schedule of Accounts and all contracts, invoices and statements delivered to Lender with respect thereto;

(f)                Borrower Group has no knowledge that any Account Debtors (i) did not have the capacity to contract at the time any contract or other document given rise to the Account was executed, and (ii) is not solvent;

(g)               the Accounts are not subject to any Lien (including the interest of any surety company);

(h)               the goods giving rise to the Accounts are not, and were not at the time of the sale thereof, subject to any Lien, except those of Lender and those removed or terminated on or prior to the date hereof;

(i)                 Borrower Group has no knowledge of any fact or circumstance which would impair the validity or collectability thereof;

(j)                 to the best of Borrower Group’s knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in its financial condition; and

(k)               with respect to all Qualified Accounts – B&L, all of the foregoing are true, and that Bausch & Lomb Incorporated is the Account Debtor on all such Qualified Accounts.

           8.3        Inventory Warranties and Representations. With respect to Inventory, Borrower Group warrants and represents to Lender that Lender may rely, in determining which items of Inventory listed on any Schedule of Inventory and/or Borrowing Base Certificate are Qualified Inventory, on all statements or representations made by Borrower Group on, or with respect to, any such Schedule and, unless otherwise indicated in writing by Borrower Group, that:

(a)                all Inventory is located on premises listed in Section 8.1(h) hereof or is Inventory which is in transit and is so identified on the relevant Schedule of Inventory;

(b)               no Inventory is now, or shall at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender’s prior written consent and, if Lender gives such consent, Borrower Group will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender’s name; and

(c)                no Inventory is under consignment to any Person.

            8.4        Warranty and Reaffirmation of Warranties and Representations; Survival of Warranties and Representations. Each request by Borrower Group for an advance or loan pursuant to this Agreement or the Other Agreements shall constitute (i) a warranty and representation by Borrower Group to Lender that there does not then exist an Event of Default or any event or condition which, with notice, lapse of time or the happening of any further condition, event or act, including the making of such loan or advance, would constitute an Event of Default and (ii) a reaffirmation as of the date of said request of the representations and warranties of Borrower Group contained in Section 8.1 and in Sections 8.2 and 8.3 with respect to Collateral then existing. All representations and warranties of Borrower Group contained in this Agreement, the Other Agreements and the Approval Letter shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

9.                  COVENANTS AND CONTINUING AGREEMENTS.

            9.1                Affirmative Covenants.Borrower Group covenants and agrees that at all times while any Indebtedness is outstanding, it shall:

(a)                keep books of account and prepare financial statements and cause to be furnished to Lender the following (all of the foregoing and following to be kept and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Financials, unless Borrower Group’s certified public accountants concur in any changes therein and such changes are disclosed to Lender and are consistent with then generally accepted accounting principles):

(b)               as soon as available, but not later than 120 days after the close of each fiscal year of Guarantor, provide to Lender audited financial statements of Guarantor, as at the end of, and for, such year, including balance sheets, statements of income and statements of cash flow as at the end of, and for, such fiscal year and statements of profit and loss, certified by a firm of independent certified public accountants of recognized standing, reasonably acceptable to Lender and selected by Guarantor; further, the Chief Financial Officer of Guarantor shall certify the annual financial statements as true and correct; each annual audited financial statement shall be consolidated and consolidating;

(c)                as soon as available, but not later than 45 days from the end of each fiscal quarter of Guarantor, other than the last fiscal quarter of Guarantor, provide to Lender internally prepared or compiled quarterly financial statements, consisting of a balance sheet, income statement and statement of cash flows as of the end of each such quarter, all certified by the Chief Financial Officer for Guarantor;

(d)               as soon as available, but not later than 30 days after the last day of each calendar month, provide to Lender their internally prepared Schedule of Accounts, the Schedule of Inventory, and an Accounts Payable aging report for each entity comprising the Borrower Group;

(e)                no later than thirty (30) days after the last day of each calendar month, Borrower Group shall provide to Lender a Borrowing Base Certificate (except as provided in Section 2.4 above);

(f)                concurrently with the delivery of the financial statements and information described in subsections (a), (b), (c), (d) and (e) above, a certificate of the Chief Financial Officer of each entity comprising the Borrower Group certifying to Lender that such statements are true, complete and correct and that no condition or event which constitutes or would, upon notice, lapse of time or the happening of any further condition, event or act, constitute an Event of Default has occurred which was continuing at the end of the period covered by such financial statements or on the date of his certificate, or if such an event or condition has occurred and was continuing at the end of such period or on the date of his certificate, indicating the nature of such event or condition and the action which Borrower Group proposes to take with respect thereto, and specifically confirming compliance with financial ratios to be observed under this Agreement;

(g)               within 30 days of filing thereof, but not later than March 15 after the end of each fiscal year, each entity comprising the Borrower Group shall submit to Lender their federal income tax returns, together with all schedules thereto, as submitted to the Internal Revenue Service;

(h)               concurrently with the delivery of the audited financial statements described in subsection (a) above, a certificate of such certified public accountants of Borrower Group certifying to Lender that, based upon their examination of the affairs of Borrower Group performed in connection with the preparation of said financial statements, they are not aware of the existence of any condition or event which constitutes or would, upon notice or lapse of time or both, constitute an Event of Default or, if they are aware of such condition or event, the nature thereof;

(i)                 as soon as possible, and in any event within ten (10) days after Borrower Group knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by Borrower Group’s chief financial officer, describing such Reportable Event and the action which Borrower Group proposes to take with respect thereto;

(j)                 such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral Borrower Group’s or Guarantor’s financial condition or results of operations or income;

(k)               promptly upon, but in no event later than five (5) Business Days after, Borrower Group’s learning thereof, inform Lender, in writing, of (i)  any material delay in Borrower Group’s performance of any of its obligations to any Account Debtor in excess of $50,000.00 and of any assertion of any claims, offsets or counterclaims by any Account Debtor in excess of $50,000.00 and of any allowances, credits or other monies granted by Borrower Group to any Account Debtor in excess of $50,000.00; (ii) all adverse information relating to the financial condition of any Account Debtor in excess of $50,000.00; (iii) any facts relating to any Account or Inventory which would render untrue to any material extent any representation or warranty made pursuant to Section 8.2 or 8.3 with respect to such Account or Inventory; (iv) any litigation affecting Borrower Group, in excess of $100,000.00 whether or not the claim is considered by Borrower Group to be covered by insurance, and of the institution of any suit or administrative proceeding which may adversely affect the operations, financial condition or business of Borrower Group or Lender’s Lien on the Collateral; (v) any amendment to Borrower Group’s Certificates of Incorporation or By-Laws; and (vi) any reduction in, or inability to, obtain or renew the insurance coverages required by, or contemplated under, this Agreement or in effect on the date hereof;

(l)                 provide Lender with copies of all agreements relating to the storage or warehousing of Inventory and all leases or similar agreements between Borrower Group or any of its Affiliates and any other Person, whether Borrower Group or its Affiliate is lessor or lessee thereunder;

(m)             if any of the Accounts, the face value of which exceeds $1,000.00, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, promptly notify Lender thereof in writing and execute any instruments and take any other action required or requested by Lender to perfect Lender’s Lien on such Accounts under the provisions of the Federal Assignment of Claims Act;

(n)               pay, and cause its Subsidiaries to pay, promptly when due all of the Charges, and promptly discharge any liens, encumbrances or other claims against the Collateral;

(o)               keep and maintain, and cause its Subsidiaries to keep and maintain, proper books of accounts and records, satisfactory to Lender, in accordance with generally accepted accounting practices and permit Lender and its representatives to have access to visit their respective properties and examine their respective books and records and to conduct such audits of their respective books and records and Collateral and other assets as Lender deems necessary;

(p)               keep and preserve, and cause each of its Subsidiaries to keep and preserve, in full force and effect its corporate existence and qualifications and pay all taxes, assessments and charges levied upon it and its income, profits and property;

(q)               furnish to Lender:

(i)                 promptly, after the execution and delivery of each instrument supplemental to this Agreement, an Opinion of Counsel stating that, in the opinion of such counsel, this Agreement and each instrument supplemental thereto and hereto, and any required financing statements, continuation statements and other required papers have been properly recorded or filed so as to perfect, preserve and protect the Lien of the Collateral and each supplemental instrument thereto, this Agreement and each supplemental instrument hereto and Lender’s Prior Security Interest; and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to perfect, preserve and protect such Lien and Lender’s Prior Security Interest;

(ii)               promptly upon Lender’s written request, when any Indebtedness is outstanding, an opinion of counsel stating either (a) that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of the Collateral, each instrument supplemental thereto, any required financing and continuation statements and all other required papers as are necessary to perfect, preserve and protect the Lien of the Collateral and each supplemental instrument thereto, this Agreement and each supplemental instrument hereto and Lender’s Prior Security Interest and reciting the details of such action, or (b) that in the opinion of such counsel no such action is necessary to perfect, preserve or protect such Lien or Lender’s Prior Security Interest;

(r)                 use its best efforts to cause key management to continue to serve in their respective capacities, and in the event of termination of any key management, to replace such person with another qualified manager with experience in Borrower Group’s industry and reasonably satisfactory to Lender;

(s)                apply the proceeds of the Revolving Credit Loan and Term Loan for the purposes set forth in Sections 2.1 and 3.1 hereof, provided any existing Liabilities of Borrower Group which Lender permits to remain outstanding shall be fully subordinated to all Indebtedness of Borrower Group to Lender;

(t)                 Borrower Group will maintain the following minimum Tangible Net Worth:

Minimum Tangible Net Worth	Applicable Date

$(1,000,000)	FYE 6/30/2012
$(200,000)	FYE 6/30/2013
$ 600,000	FYE 6/30/2014
$ 1,400,000	FYE 6/30/2015
$ 2,200,000	FYE 6/30/2016
$ 3,000,000	FYE 6/30/2017

For purposes of the foregoing, the term “Tangible Net Worth” shall mean the sum of Borrower Group’s common stock, preferred stock, capital surplus and retained earnings, less the sum of any intangible assets (including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names).

(u)               Borrower Group will maintain a Debt Service Coverage Ratio, defined as Cash Flow divided by Debt Service, of not less than 1.40 to 1.00 on a consolidated basis for each fiscal year.  “Cash flow” shall mean net income before taxes plus interest expense, depreciation, amortization and other noncash items (as determined by Lender); and “Debt Service” shall mean the sum of the current portion of long term debt and capitalized leases plus interest expense.

(v)               Borrower Group may only distribute amounts no greater than:

Distribution Limit	Applicable Date
$ 427,000	FYE 6/30/2012
$ 521,000	FYE 6/30/2013
$ 616,000	FYE 6/30/2014
$ 711,000	FYE 6/30/2015
$ 853,000	FYE 6/30/2016

Provided however, the Borrower Group may exceed the established limitations as described above, in an amount equal to the amount by which the then-trailing twelve (12) months EBITDA exceeds 1.10 times the total funded debt, as determined from time to time by Lender.

With respect to the covenants and information set forth in subsections (t), (u) and (v) next above, the Borrower Group shall prepare and submit to Lender, no later than forty-five (45) days following the end of each calendar quarter while any Indebtedness remains outstanding, a Compliance Certificate signed by the Chief Financial Officer of the Borrower Group, indicating compliance with those covenants.  The Compliance Certificate shall contain such backup documentation and materials as Lender shall require.  Failure to timely provide any Compliance Certificate, or the backup documentation, shall constitute a Event of Default hereunder.

(w)             Borrower Group agrees to use its best efforts to move its merchant processing relationship to Lender subsequent to the Closing of the Loans, and to maintain the same at all times while any Indebtedness remains outstanding;

(x)               Borrower Group will require any and all indebtedness owed by any of the entities comprising Borrower Group to their owners and/or principals, to be subordinated to all of Borrower Group’s Indebtedness to Lender, on a form of Subordination Agreement acceptable to Lender;

(y)               Borrower Group will maintain its primary operating account and treasury management services with Lender while any Indebtedness remains outstanding;

(z)                at all times throughout the term of this Agreement, Borrower Group and all of its Affiliates shall (i) not be a Prohibited Person, and (ii) be in full compliance with the Executive Order and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107‑56, 115 Stat. 272(2001) and all amendments thereto.  Executive Order means Executive Order No. 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001, and all applicable orders, rules, regulations, and recommendations promulgated under or in connection therewith, and all amendments of the foregoing.  Prohibited Person means any Person:

(i)                 listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(ii)               that is owned or controlled by, or acting for or on behalf of, any Person that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)             (with whom Borrower Group or Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(iv)             who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)               that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http:\www.treas.gov.ofac\t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(vi)             who is an Affiliate of a Person listed above.

            9.2       Negative Covenants. At all times while any Indebtedness is outstanding, without Lender’s prior written consent, which Lender may or may not in its sole discretion give, Borrower Group covenants that it shall not:

(a)                merge or consolidate with or acquire, or cause or permit any of its Subsidiaries to merge or consolidate with or acquire, any Person;

(b)               make or cause or permit any of its Subsidiaries to make, any investment in excess of $500,000.00 in any other operating business or company or in any joint venture or partnership;

(c)                except as provided in subsection 9.1 (v) above, declare or pay, or cause or permit any of its Subsidiaries to declare or pay, dividends upon any of Borrower Group’s or a Subsidiary’s Stock or make, or cause or permit any of its Subsidiaries to make, any distributions of Borrower Group’s or a Subsidiary’s property or assets or make, or cause or permit any of its Subsidiaries to make, any loans, advances or extensions of credit, except on ordinary credit terms in connection with sales of Inventory in the ordinary course of business, to any Person, including, without limitation, any of Borrower Group’s or a Subsidiary’s Affiliates, officers or employees, except dividends, distributions, loans, advances or extensions of credit from a Subsidiary to Borrower Group;

(d)               redeem, retire, purchase or otherwise acquire, or cause or permit any of its Subsidiaries to redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower Group’s or a Subsidiary’s Stock, or make any change in Borrower Group’s or a Subsidiary’s capital structure or in any of Borrower Group’s or a Subsidiary’s business objectives, purposes and operations which might in any way adversely affect the repayment of the Indebtedness;

(e)                enter into, or cause or permit any of its Subsidiaries to enter into, any transaction which materially and adversely affects the Collateral or Borrower Group’s ability to repay the Indebtedness or permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to, or cause or permit any of its Subsidiaries to make any change or modification of any kind or nature with respect to, any Account, including any of the terms relating thereto;

(f)                incur or suffer to exist any Liabilities in excess of $500,000.00, or cause or permit any of its Subsidiaries to incur or suffer to exist any Liabilities (other than trade payables in the ordinary course of business, or under, or as permitted by, this Agreement) or directly or indirectly guarantee or otherwise, in any way, become liable with respect to, or cause or permit any of its Subsidiaries to directly or indirectly guarantee or otherwise, in any way, become liable with respect to, the obligations or liabilities of any Person, except (i) its Affiliates’ obligations to Lender and (ii) by endorsement of instruments or items of payment for deposit to the Cash Collateral Account or for delivery to Lender on account of the Indebtedness;

(g)               make deposits to, or withdrawals from, or cause or permit any of its Subsidiaries to make deposits to, or withdrawals from, any of its deposit accounts for the benefit of any Affiliate except in connection with transactions with Affiliates permitted by this Section 9.2;

(h)               except as otherwise expressly permitted herein or in the Other Agreements and except for the Lien created by this Agreement, voluntarily or involuntarily encumber, pledge, mortgage or grant a security interest in, or, assign, sell, lease, dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, or cause or permit any of its Subsidiaries to voluntarily or involuntarily encumber, pledge, mortgage or grant a security interest in, or, assign, sell, lease, dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of Borrower Group’s or a Subsidiary’s assets (other than the sale of Inventory in the ordinary course of business);

(i)                 make, or cause or permit any of its Subsidiaries to make, any loans or advances of money to officers, directors, stockholders or Affiliates except for loans listed on Schedule III  hereto;

(j)                 make, or cause or permit any of its Subsidiaries to make, capital expenditures (including capitalized leases);

(k)               sell, transfer, pledge or grant any interest to any Person in, or cause or permit any of its Subsidiaries to sell, transfer, pledge or grant any interest to any Person in, any Stock of a Subsidiary;

(l)                 change, or cause or permit any of its Subsidiaries to change, its name or use any fictitious name, or remove, or cause or permit any of its Subsidiaries to remove, its books and records and/or the Collateral from the locations set forth in Section 8.1(h) hereof except for removal of Inventory upon its sale, or keep, or cause or permit any of its Subsidiaries to keep, any of such books and records and/or the Collateral at any other office(s) and location(s) unless, in any such case, (i) Borrower Group gives Lender written notice thereof and of the new location of said books and records and/or the Collateral at least thirty (30) days prior thereto and (ii) the other office or location is within the continental United States of America; or

(m)             change the payment terms or prepay any subordinated debt of Borrower Group approved by Lender.

9.3      Unfunded ERISA Liabilities. Borrower Group shall, and shall cause each Subsidiary to, (i) keep in full force and effect any and all Plans (other than multi-employer Plans) and shall not withdraw from any multi-employer Plans, which may, from time to time, come into existence under ERISA, unless such Plans can be terminated or such withdrawal can be effected without liability to Borrower Group or such Subsidiary in connection with such termination or withdrawal; (ii) make its contributions to all of the Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (iii) comply with all material requirements of ERISA which relate to Plans (including without limitation the minimum funding requirements of Section 302 of ERISA); (iv) notify Lender promptly upon receipt by Borrower Group or such Subsidiary of the institution of any proceeding or other action which may result in the termination of any Plans; (v) notify Lender in writing (x) promptly upon the occurrence of any Reportable Event other than a termination, partial termination or merger of a Plan or a transfer of a Plan’s assets, and (y) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan’s assets.

9.4              Payment of Charges and Claims. If Borrower Group, at any time or times hereafter, shall fail to pay the Charges when due or promptly obtain the discharge of such Charges or of any Lien asserted against the Collateral, Lender may, without waiving or releasing any obligation or liability of Borrower Group hereunder or any Event of Default, in its sole discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Lender deems advisable.  All sums so paid by Lender and any expenses, including reasonable attorneys’ and paralegals’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by Borrower Group to Lender and shall be additional Indebtedness hereunder secured by the Collateral.

9.5              Insurance; Payment of Premiums. Borrower Group shall maintain insurance with respect to the Collateral and the use thereof with financially sound and reputable insurers in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses and, in any event, in an amount satisfactory to Lender.  Each policy of insurance currently in effect is listed and described on Schedule IV  attached hereto.  Borrower Group shall deliver to Lender the original (or certified copy) of each policy of insurance and evidence of payment of all premiums therefor.  Such policies of insurance shall name Lender as a loss payee and contain an endorsement, in form and in substance acceptable to Lender, which shall (i) specify Lender as insured, as its interest may appear, (ii) provide that the interest of Lender shall be insured regardless of any breach or violation by Borrower Group of warranties, declarations or conditions contained in such policies or any action or inaction of Borrower Group, other than nonpayment of premium, or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) provide, except in the case of public liability insurance and workmen’s compensation insurance, that all insurance proceeds for losses of less than $100,000.00 shall be adjusted with, and payable to, Borrower Group and that all insurance proceeds for losses of $100,000.00 or more shall be adjusted with, and payable to, Lender, (v) include effective waivers by the insurer of all claims for insurance premiums against Lender and (vi) provide that no cancellation thereof or change therein shall be effective until at least thirty (30) days after receipt by Lender of written notice thereof.  Borrower Group shall notify Lender promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline.  All policies of insurance on the Collateral shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in such amounts as may be satisfactory to Lender.  In the event Borrower Group, at any time hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligations or default by Borrower Group hereunder, may, at any time thereafter (but shall be under no obligation to), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable.  All sums so disbursed by Lender, including reasonable attorneys’ and paralegals’ fees, court costs, expenses and other charges relating thereto, shall be payable on demand by Borrower Group to Lender and shall be additional Indebtedness hereunder secured by the Collateral.

9.6              Application of Insurance and Condemnation Proceeds. Any monies received by Lender constituting insurance may, at the option of Lender, (i) be applied by Lender to the payment of the Indebtedness, or (ii) be disbursed to Borrower Group on such terms as are deemed appropriate by Lender for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

9.7              Survival of Obligations Upon Termination of Agreement. No termination (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower Group or Lender relating to (i) any transaction or event occurring, or matter existing, prior to such termination, (ii) the Collateral or (iii) any undertaking, agreement, covenant, warranty or representation of Borrower Group or Lender with respect to such transaction, event or matter or the Collateral.

10.              EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT.

             10.1      Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)                Borrower Group fails to pay all or any portion of the Indebtedness within ten (10) days of the date when due and payable;

(b)               Borrower Group, or any Affiliate or other guarantor of the Indebtedness fails to perform, keep or observe any other term, provision, condition, covenant, warranty or representation contained in this Agreement, the Term Note, the Revolving Credit Note, the Merchant Loan Documents, the Guaranty, or in the Other Agreements, which is required to be performed, kept or observed by Borrower Group; but with respect to non-monetary defaults, Borrower Group shall have thirty (30) days upon provision of notice from Lender to Borrower Group in which to cure the same;

(c)                a default shall occur under any other agreement, document or instrument, other than this Agreement or the Other Agreements, to which any entity comprising the Borrower Group is a party, which gives rise to the right of acceleration of any Liabilities (after giving effect to applicable contractual grace periods, if any) or the consequences of which could have a material adverse effect on Borrower Group’s business, the Collateral or Lender’s interest therein;

(d)               any representation, warranty, statement, report, financial statement or certificate made or delivered by Borrower Group, or any of its respective officers, employees or agents, to Lender is not true and correct in any material respect;

(e)                there shall occur any uninsured damage to, or loss, theft or destruction of, a material portion or amount of the Collateral;

(f)                a material portion or amount of the Collateral or a material portion or amount of any other of Borrower Group’s or any Subsidiary’s assets are attached, seized, levied upon, or subjected to, a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or an application is made by any Person other than Borrower Group or a Subsidiary for the appointment of a receiver, trustee or custodian for any of Borrower Group’s or any Subsidiary’s assets;

(g)               an application is made by any entity comprising the Borrower Group or a Subsidiary for the appointment of a receiver, trustee or custodian for any of Borrower Group’s or any Subsidiary’s assets; a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation shall be filed by any entity comprising the Borrower Group or a Subsidiary; or any entity comprising the Borrower Group or a Subsidiary makes an assignment for the benefit of its creditors or any case or proceeding is filed by any entity comprising the Borrower Group or a Subsidiary for its dissolution, liquidation or termination;

(h)               any entity comprising the Borrower Group or a Subsidiary ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed against any entity comprising the Borrower Group or a Subsidiary for its dissolution or liquidation;

(i)                 a notice of lien, levy or assessment is filed of record with respect to all or any of Borrower Group’s or any Subsidiary’s assets by the United States government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these becomes a Lien upon any of the Borrower Group’s, Guarantor’s or any Subsidiary’s assets;

(j)                 any entity comprising the Borrower Group or a Subsidiary becomes insolvent or admits in writing its inability to pay its debts as they mature; or

(k)               any Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by an appropriate United States District Court to administer any Plan or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, which proceedings are not dismissed or withdrawn within thirty (30) days thereafter, if, as of the date of such termination, withdrawal, appointment or institution of proceedings, the liability (after giving effect to the tax consequences thereof) of Borrower Group or any Subsidiary to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Plan exceeds the current value of assets accumulated in such Plan by more than $100,000.00 (or, in the case of a termination involving Borrower Group or any Subsidiary as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer’s proportionate share of such excess shall exceed such amount).

10.2     Acceleration of Indebtedness.Upon the occurrence of an Event of Default, all of the Indebtedness may, at the option of Lender and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

10.3          Remedies. Upon and after an Event of Default, Lender shall have the following rights and remedies:

(a)                in addition to any other rights and remedies contained in this Agreement and in all of the Other Agreements, all of the rights and remedies of a secured party under the Code or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law;

(b)               the right to open Borrower Group’s mail and collect any and all amounts due Borrower Group from Account Debtors;

(c)                the right to (i) enter upon the premises of Borrower Group, without any obligation to pay rent to Borrower Group, through self-help and without judicial process, without first obtaining a final judgment or giving Borrower Group notice and opportunity for a hearing on the validity of Lender’s claim, or any other place or places where the Collateral is located and kept, and remove the Collateral therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order to effectively collect or liquidate the Collateral or (ii) require the Borrower Group to assemble the Collateral and make it available to Lender at a place to be designated by Lender, in its sole discretion;

(d)               the right to (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise; (iii) exercise all of the Borrower Group’s rights and remedies with respect to the collection of the Collateral and Special Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts and Special Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) discharge and release the Accounts and Special Collateral; (viii) take control, in any manner, of any item of payment or proceeds referred to in Section 6.2; (ix) prepare, file and sign Borrower Group’s name on any Proof of Claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign Borrower Group’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts and Special Collateral; (xi) do all acts and things necessary, in Lender’s sole discretion, to fulfill Borrower Group’s obligations under this Agreement; (xii) endorse the name of the Borrower Group upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and Special Collateral; (xiii) use Borrower Group’s stationery and sign the name of Borrower Group to verifications of the Accounts and notices thereof to Account Debtors; and (xiv) use the information recorded on, or contained in, any data processing equipment and computer hardware and software relating to the Accounts, Inventory and Special Collateral to which Borrower Group has access; and

(e)                the right to (i) sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable; (ii) adjourn such sales from time to time with or without notice; (iii) conduct such sales on Borrower Group’s premises or elsewhere and use Borrower Group’s premises without charge for such sales for such time or times as Lender may see fit.  Lender is hereby granted a license or other right to use, without charge, Borrower Group’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower Group’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit.  Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Indebtedness.  The proceeds realized from the sale of any Collateral shall be applied first, to the reasonable costs, expenses and attorney’s and paralegals’ fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Indebtedness; and third, to the principal of the Indebtedness.  If any deficiency shall arise, Borrower Group shall remain liable to Lender therefor.

10.4     Notice. Any notice required to be given by Lender of a sale, lease, other disposition of the Collateral, if given five (5) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower Group.

11.              MISCELLANEOUS.

11.1          Appointment of Lender as Borrower Group’s Lawful Attorney. In order to permit Lender to take the actions described in this Section 11.1, Borrower Group irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower Group’s true and lawful attorney (and agent-in-fact) and Lender, or Lender’s agent, may, without notice to Borrower Group:

(a)                at such time or times hereafter as Lender or said agent, in its sole discretion, may determine, in Borrower Group’s or Lender’s name, endorse Borrower Group’s name on any checks, notes, drafts or any other payment relating to and/or proceeds of the Collateral which come into the possession of Lender or under Lender’s control; and

(b)               sign the name of Borrower Group on any of the Supplemental Documentation and deliver any of the Supplemental Documentation to such Persons as Lender, in its sole discretion, may elect.

11.2          Assignment, Sale and Participation of Interests.Borrower Group may not sell, assign or transfer this Agreement or the Other Agreements or any portion hereof or thereof, including, without limitation, Borrower Group’s rights, title, interests, remedies, powers and/or duties hereunder or thereunder. Borrower Group hereby consents to Lender’s participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement or the Other Agreements or of any portion hereof or thereof, including, without limitation, Lender’s rights, title, interests, remedies, powers and/or duties hereunder or thereunder to another financial institution.

11.3          Expenses (Including Attorneys’ and Paralegals’ Fees). Borrower Group shall reimburse Lender on demand for all the following fees, costs, expenses and charges:

(a)                all fees, costs, expenses and charges, (including, but not limited to, attorneys’ and paralegals’ fees) of, or incidental to:

(i)                 the preparation and administration of this Agreement, all Other Agreements, any amendment of or modification of this Agreement or the Other Agreements or any sale, or attempted sale, of any interest herein to a Participant;

(ii)               any litigation, contest, dispute, suit, proceeding or action including, without limitation, trial, administrative and bankruptcy proceedings and appeals therefrom, (whether instituted by Lender, Borrower Group or any other Person) in any way relating to, or protecting Lender’s interests in or under, the Collateral, this Agreement, the Other Agreements or Borrower Group’s affairs;

(iii)             the enforcement of the rights of Lender against Borrower Group or any other Person which may be obligated to Lender by virtue of this Agreement or the Other Agreements, including, without limitation, the Account Debtors, including, without limitation, trial, administrative and bankruptcy proceedings and appeals therefrom; and

(iv)             any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral.

(b)               all state and federal taxes (other than income taxes) incurred by Lender in connection with the execution or recordation of this Agreement and any  Other Agreements or otherwise incurred by Lender in connection with the loan(s) hereunder or other Indebtedness, including, without limitation, such documentary stamp taxes and intangible personal property taxes as are now or hereafter due and payable pursuant to the laws of the State of Florida;

(c)                all fees, costs, expenses and charges incurred by Lender in connection with the filing and recording of this Agreement and any Other Agreements in the public records or with any state or federal authority; and

(d)               all other out-of-pocket fees, costs, expenses and charges incurred by Lender in connection with this Agreement and any Other Agreements and the administration of the loan(s) hereunder.

Without limiting the generality of the foregoing, such expenses, costs, charges and fees reimbursable by Borrower Group to Lender as aforesaid may include paralegal fees, costs and expenses; accountants’ fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial over-time charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

11.4          Waiver by Lender.  Lender’s failure, at any time or times hereafter, to require strict performance by Borrower Group of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance.  Any suspension or waiver by Lender of an Event of Default shall not suspend, waive or affect any other Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type.  None of the undertakings, agreements, warranties, covenants and representations contained in this Agreement or the Other Agreements and no Event of Default shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an authorized officer of Lender and directed to Borrower Group specifying such suspension or waiver.

11.5          Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.  If, however, any provision of this Agreement shall be prohibited by, or be invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the ineffectiveness of such provision materially and adversely alters the benefits accruing to either party hereunder.

11.6          Parties.  This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the successors and assigns of Borrower Group and Lender.  This provision, however, shall not be deemed to modify Section 11.2 hereof.

11.7          Conflict of Terms. The Other Agreements and all Schedules and Exhibits hereto are incorporated in this Agreement by this reference thereto.  Except as otherwise provided in this Agreement and except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

11.8          General Waivers by Borrower Group. Except as otherwise expressly provided for in this Agreement, Borrower Group waives (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower Group may, in any way, be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) all rights to notice of a hearing prior to Lender’s taking possession or control of, or to Lender’s reply, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender’s remedies; and (iii) the benefit of all valuation, appraisement and exemption laws.  Borrower Group acknowledges that it has been advised by counsel with respect to this Agreement and the transactions evidenced by this Agreement.

11.9          GOVERNING LAW. THIS AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER AGREEMENTS, SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS EXECUTED, DELIVERED AND PERFORMED WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS.  AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF TAMPA, STATE OF FLORIDA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED ON THE FIRST PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.  BORROWER WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

11.10      Notice. Except as otherwise provided herein, any notice or other written communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon deposit in the United States mails, with proper postage prepaid, and addressed to the party to be notified at the address set forth below or to such other address as each party may designate for itself by like notice:

To Lender:	Hancock Bank 100 Second Avenue North, Suite 200 St. Petersburg, Florida 33701 Attn: Allen L. Harvell, Jr.
To Borrower Group:	Unilens Corp. USA 10431 72nd Street North Largo, Florida 33777 Attn: Michael J. Pecora

11.11      Section Titles. The section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.12    Modification of Agreement.This Agreement and the Other Agreements may not be modified, altered or amended, except in writing signed by Borrower Group and Lender.

11.13      WAIVER OF JURY TRIAL.  NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, and intending to be legally bound hereby, this Agreement has been duly signed, sealed and delivered by the undersigned as of the day and year specified at the beginning hereof.

Signed, sealed and delivered in the presence of:	BORROWER:

/s/ Jean Marie Wagner	UNILENS CORP. USA, a Delaware corporation
Print Name: Jean Marie Wagner

/s/ Elizabeth Ann Beachell	By: /s/ Michael J. Pecora
Print Name: Elizabeth Ann Beachell	Michael J. Pecora, President

Address for notice purposes:

10431 72nd Street North
Largo, Florida 33777

UNILENS VISION SCIENCES INC. a Delaware corporation
/s/ Jean Marie Wagner
Print Name: Jean Marie Wagner

/s/ Elizabeth Ann Beachell	By:/s/ Joan L. Yori
Print Name: Elizabeth Ann Beachell	Joan L. Yori, Vice President

Address for notice purposes:

1007 Orange Street, Suite 1410
Nemoors Building
Wilmington, Delaware 19801

GUARANTOR:

/s/ Jean Marie Wagner	UNILENS VISION INC., a Delaware corporation
Print Name: Jean Marie Wagner

/s/ Elizabeth Ann Beachell	By: /s/ Michael J. Pecora
Print Name: Elizabeth Ann Beachell	Michael J. Pecora, President

Address for notice purposes:

10431 72nd Street North
Largo, Florida 33777

36

LENDER:

/s/ Shirley Curtis_________ __________	HANCOCK BANK, a Mississippi state chartered bank
Print Name: Shirley Curtis ____________

_________________________________	By:/s/Allen L. Harvell
Print Name: _______________________	Allen L. Harvell, Jr., Vice President

Address for notice purposes:

100 Second Avenue North, Suite 200
St. Petersburg, Florida 33701

37

EXHIBIT “A”

Form of Advance Ticket

A-1

EXHIBIT “B”

Borrowing Base Certificate

To:	Hancock Bank	Report # ______

Borrowing Base Calculation		As Of: _____________

Accounts Receivable:
Total customer receivables per financial statements
Add back reserve
Gross customer receivables		0
Less:
Parent receivable ( GST)
Receivables greater then 90 days
Bank sales in receivables (70% of quarterly sales) at month end, for prior 3 months
Ineligible customer receivables		0
Eligible customer accounts receivable		0
		x75%
75% eligible accounts receivable		0

Royalties and other receivables per financial statements
Other receivables (A/C Ins & Paragon)
Royalty receivable		0
		X85%
85% eligible accounts receivable		0

Total eligible accounts receivable	A	0

Inventory
Inventory per financial statements
WIP per financial statement footnotes
RM - Polymacon moulds and tape rings
RM -Shipping supplies
RM -Packaging supplies
10.3% of finished goods inventory (413,539) per financial statements		0
Eligible inventory	B	0
		x50%
50 % of eligible inventory		0

Revolving line borrowing availability	A + B	0

Less: Outstanding Principal Balance on Revolving Facility

Net Funds Available to be Advanced Under Revolving Facility		0
		Initials: _____
UNILENS CORP. USA, UNILENS VISION, INC., and UNILENS VISION SCIENCES, INC. ("Borrower Group")
hereby confirms your continuing security interest to all of its Accounts Receivable and Inventory as granted in the Credit and Security Agreement in effect between Borrower Group and Hancock Bank. The undersigned also represents that the above described collateral are free and clear of any and all liens or claims whatsoever, except for liens in your favor. The above Borrowing Base is as of the close of business on ____________. The Borrower Group further represents that it is not in default on any credit facility with Hancock Bank.

IN WITNESS WHEREOF, the signor has signed his name and is making said representations both on behalf of the Borrower Group which he is authorized to represent as agent or as officer in this act.

UNILENS CORP USA	UNILENS VISION, INC.	UNILENS VISION SCIENCES,INC.

BY: ________________	BY: ________________	BY: ________________

ITS: ________________	ITS: ________________	ITS: ________________

DATE: ______________

B-1

SCHEDULE I

Liens

NONE

I-1

SCHEDULE II

Actions or Proceedings Pending and Liabilities of Borrower Group

NONE

II-2

SCHEDULE III

Loans to Affiliates

NONE

III-1

SCHEDULE IV

Insurance

IV-1